                                                            EXHIBIT 23(b)
   Exhibit 23(b) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 12, 1998, with respect to the financial statements of Separate Account B in the Statement of Additional Information incorporated by reference from registration statement (Form N-4 No. 333-28755) filed with the Securities and Exchange Commission on April 30, 1998. We also consent to the use of our report dated February 12, 1998, with respect to the financial statements of Golden American Life Insurance Company, and to the reference to our firm under the captions "Experts" and "Financial Statements" in the Prospectus included in this Registration Statement of Golden American Life Insurance Company for annuity contracts (Interests in Fixed Account) with a proposed maximum offering price of $350,000,000.

Our audit also included the financial statement schedules of Golden American Life Insurance Company included in Item 16(b)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                         /s/ Ernst & Young LLP


Des Moines, Iowa
May 5, 1998